UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 30, 2015
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2015, Sovran Self Storage, Inc. (the "Company") and Sovran Acquisition Limited Partnership (the “Operating Partnership”) entered into Indemnification Agreements with each of Arthur L. Havener, Jr. and Mark G. Barberio in connection with the service by such individuals as directors of the Company.   Messrs. Havener and Barberio were each appointed directors of the Company on January 19, 2015.

The form of Indemnification Agreement is the same as previously entered into with other directors of the Company.   In general, the Indemnification Agreements provide that the Company and the Operating Partnership will, to the extent permitted by applicable law, indemnify the directors against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by the directors in connection with any civil, criminal, administrative or investigative action brought against the directors by reason of their relationship with the Company.  The Indemnification Agreements provide for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company.  In addition, the Indemnification Agreements provide for the advancement of expenses incurred by the directors in connection with any proceeding covered by the Indemnification Agreements as permitted by law.

A copy of the forms of such Indemnification Agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.  The foregoing description of the documents does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2015, the Company, through action of the Compensation Committee of the Company’s Board of Directors, established the 2015 base salaries for each of Robert J. Attea, Executive Chairman, Kenneth F. Myszka, President, and David L. Rogers, Chief Executive Officer, at $548,000 and the 2015 base salaries for each of Andrew J. Gregoire, Chief Financial Officer, Paul T. Powell, Chief Investment Officer, and Edward F. Killeen, Chief Operating Officer, at $304,500.

Item 8.01.	Other Events.

On February 2, 2015, the Company, through its Operating Partnership, completed the purchase of four (4) self-storage properties located in New York (2) and Connecticut (2).   As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 and the Company’s Current Report on Form 8-K filed November 14, 2014, the Operating Partnership had previously exercised its option to acquire such properties pursuant to the following four (4) real estate leases, each dated November 1, 2013: (i) lease by and between the Operating Partnership, as lessee, and Carlos A. Arredondo, with respect to certain property in Milford, Connecticut, (ii) lease by and between the Operating Partnership, as lessee, and various trustees of trusts for the benefit of the descendants of Carlos A. Arredondo (collectively, the “Arredondo Parties”), as lessor, with respect to certain property in Farmingdale, New York, (iii) lease by and between the Operating Partnership, as lessee, and the Arredondo Parties, as lessor, with respect to certain property in Hicksville, New York, and (iv) lease by and between the Operating Partnership, as lessee, and the Arredondo Parties, as lessor, with respect to certain property in Danbury, Connecticut.     The aggregate purchase price for the properties was  approximately $120 million.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The Exhibits to this Current Report on Form 8-K are set forth on the Exhibit Index following the signature page hereto and are incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 3, 2015	SOVRAN SELF STORAGE, INC. By /s/ ANDREW J. GREGOIRE Name: Andrew J. Gregoire Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement, dated as of January 30, 2015, by and among Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and Arthur L. Havener, Jr.
10.2	Indemnification Agreement, dated as of January 30, 2015, by and among Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and Mark G. Barberio